UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	74-1492779
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12377 Merit Drive, Suite 1700, LB 82, Dallas, TX	75251
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Rights to purchase common stock, par value $0.001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-192898 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.001 per share, of EXCO Resources, Inc., a Texas corporation (“EXCO”).

The description of the Rights as included under the caption “The Rights Offering” in the Prospectus forming a part of the Registration Statement on Form S-3, as originally filed by EXCO with the Securities and Exchange Commission (the “Commission”) on December 17, 2013 (Registration No. 333-192898), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

The list of exhibits included in the Exhibit Index to this registration statement is hereby incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EXCO RESOURCES, INC.

Date: December 17, 2013	By:	/s/ Mark F. Mulhern
	Name:	Mark F. Mulhern
	Title:	Executive Vice President, Chief
Financial Officer and Interim Chief
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as Exhibit 3.1 to EXCO’s Current Report on Form 8-K (File No. 001-32743), dated February 8, 2006 and filed on February 14, 2006 and incorporated by reference herein.

4.2	Articles of Amendment to Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as Exhibit 10.1 to EXCO’s Current Report on Form 8-K (File No. 001-32743), dated August 30, 2007 and filed on September 5, 2007 and incorporated by reference herein.

4.3	Second Amended and Restated Bylaws of EXCO Resources, Inc., filed as Exhibit 3.1 to EXCO’s Current Report on Form 8-K, dated March 4, 2009 and filed on March 6, 2009 and incorporated by reference herein.

4.4	Specimen Common Stock Certificate, filed as Exhibit 4.11 to EXCO’s Registration Statement on Form S-3, dated December 17, 2013 and filed on December 17, 2013 and incorporated by reference herein.

4.5	Form of Transferable Subscription Rights Certificate, filed as Exhibit 4.12 to EXCO’s Registration Statement on Form S-3, dated December 17, 2013 and filed on December 17, 2013 and incorporated by reference herein.

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